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                                                                      Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trustees and Shareholders of
Citi Institutional Enhanced Income Fund:

We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.


                                                 KPMG LLP

New York, New York
February 23, 2005